FOR IMMEDIATE RELEASE
May 8, 2008

Contacts:	Alan R. Engbring	Jill M. Church
	Executive Director, Investor Relations	Vice President and Chief Financial Officer
(858) 646-1127
Website: www.vical.com

Vical Reports First Quarter 2008 Financial Results
And Updates Key Development Programs

SAN DIEGO—May 8, 2008—Vical Incorporated (Nasdaq:VICL) today reported financial results for the quarter ended March 31, 2008. Revenues for the first quarter of 2008 were $1.9 million, compared with revenues of $1.3 million for the first quarter of 2007. The net losses for the first quarters of both 2008 and 2007 were $9.6 million, or $0.24 per share.

Vical had cash and investments of $60 million at March 31, 2008. The company’s first quarter 2008 financial results were consistent with its projection for a full year net loss of between $32 million and $37 million and a net cash burn of $27 million to $32 million.

Independent Development Program Highlights

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The Phase 3 pivotal trial of the company’s Allovectin-7® immunotherapeutic is actively enrolling patients at nearly 50 sites in North America and Europe, and completion of enrollment is expected in mid-2009. The trial is being funded by cash payments and equity investments from AnGes MG, Inc.

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The company’s Phase 2 trial of a vaccine designed to prevent cytomegalovirus (CMV) disease in patients undergoing hematopoietic cell transplants has exceeded 50% enrollment and is on schedule for release of interim efficacy data in the second half of 2008.

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The company’s Phase 1 trial of its Vaxfectin®-formulated vaccine for pandemic influenza completed enrollment and final dosing on schedule and results will be released by August. The company’s novel Vaxfectin® adjuvant has demonstrated efficacy enhancement and dose-sparing ability in a variety of animal models. Vaxfectin® is currently being evaluated for additional vaccine applications by several potential partners.

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The company was awarded a two-year, $2.0 million grant from the National Institutes of Health (NIH) to fund the ongoing development of Vical’s immunotherapeutic vaccine designed to reduce disease symptoms and viral shedding in patients already infected with herpes simplex virus type 2 (HSV-2), a sexually transmitted virus which is the leading cause of genital herpes. The HSV-2 vaccine will also be evaluated with Vical’s proprietary Vaxfectin® adjuvant.

Partnered Development Program Highlights

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The company’s Japanese partner, the biotechnology company AnGes, submitted a New Drug Application (NDA) to the Japanese Ministry of Health, Labor and Welfare for its hepatocyte growth factor (HGF) angiogenesis product candidate, Collategene, for treatment of critical limb ischemia. AnGes is expected to pursue initiation of a Phase 3 registration trial with Collategene in the United States.

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The company’s European partner, the large pharmaceutical company sanofi-aventis, is conducting a 500-patient Phase 3 pivotal trial of its fibroblast growth factor 1 (FGF-1) angiogenesis product candidate in key global markets and anticipates filing for marketing approvals in 2010.

Conference Call

Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, February 21, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (888) 600-4883, or (913) 312-6683 for international participants, and reference confirmation code 9467583. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 9467583. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical’s Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including: whether Vical or others will continue development of Allovectin-7®, the company’s CMV vaccine candidate, the company’s pandemic influenza vaccine candidate, the company’s HSV-2 vaccine candidate, the company’s Vaxfectin® adjuvant, the angiogenesis product candidates, or any other product candidates being developed by Vical, its collaborators or licensees; whether the Allovectin-7® Phase 3 trial will complete enrollment in mid-2009; whether Vical will receive all of the clinical trial funding from AnGes under the collaborative agreement, which will depend on continued development of Allovectin-7® and certain other conditions, as well as AnGes' compliance with its contractual obligations under the agreement; whether the company’s Phase 2 CMV vaccine interim efficacy data will be available in the second half of 2008, if at all; whether the company’s Phase 1 pandemic influenza vaccine safety and immunogenicity data will be available by August 2008, if at all; whether all funding under the HSV-2 grant will be received by the company; whether the Vaxfectin® adjuvant will effectively enhance the performance of the HSV-2 vaccine; whether Collategene will be approved in Japan or enter a Phase 3 registration trial in the United States; whether sanofi aventis will successfully complete its Phase 3 trial of its FGF-1 angiogenesis product and, if so, whether filings for marketing approval will occur in 2010, if at all; whether Allovectin-7®, the company’s CMV, pandemic influenza or HSV-2 vaccine candidates, the angiogenesis product candidates, or any other product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; the timing, nature and cost of clinical trials; whether the company will achieve levels of revenues and control expenses to meet projected financial performance; and additional risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended March 31,
(in thousands, except per share amounts)	2008	2007

Revenues:
Contract and grant revenue	$460	$850
License and royalty revenue	1,480	405
Total revenues	1,940	1,255
Operating expenses:
Research and development	6,594	5,875
Manufacturing and production	3,106	3,947
General and administrative	2,335	2,293
Total operating expenses	12,035	12,115
Loss from operations	(10,095)	(10,860)
Net investment income	530	1,263
Net loss	$(9,565)	$(9,597)
Basic and diluted net loss per share	$(0.24)	$(0.24)
Shares used to calculate basic and diluted net loss per share	39,218	39,182

Balance Sheets	March 31,	December 31,
(in thousands)	2008	2007

Assets:
Cash, cash equivalents, and marketable securities	$51,998	$71,489
Other current assets	1,645	1,261
Total current assets	53,643	72,750
Marketable securities	8,228	-
Property and equipment, net	11,868	12,287
Other assets	5,296	5,548
Total assets	$79,035	$90,585

Liabilities and stockholders' equity:
Current liabilities	$5,970	$8,108
Long-term obligations	2,513	2,565
Stockholders' equity	70,552	79,912
Total liabilities and stockholders' equity	$79,035	$90,585

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